Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13670) of Royal and Sun Alliance Insurance Group plc of our report dated June 27, 2003 relating to the financial statements of the Royal & SunAlliance 401(k) Account, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

June 27, 2003